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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2014 (April 25, 2014)

CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15957 (Commission File Number)	95-4180883 (I.R.S. Employer Identification No.)

21211 Nordhoff Street, Chatsworth, California (Address of principal executive offices)	91311 (Zip Code)

(818) 734-5300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On May 1, 2014, Capstone Turbine Corporation, a Delaware corporation (the "Company"), entered into an underwriting agreement (the "Underwriting Agreement") with Cowen and Company, LLC and FBR & Co. acting as the book-running managers and Craig-Hallum Capital Group LLC as co-manager (collectively, the "Underwriters"), related to a public offering of 18,825,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), at a price to the public of $1.70 per share (the "Offering Price"), less underwriting discounts and commissions (the "Offering"). The shares were allocated to a single institutional investor. The net proceeds to the Company from the sale of the Common Stock, after deducting the Underwriters' fees and other estimated offering expenses payable by the Company, are expected to be approximately $30.2 million. The Offering is expected to close on May 6, 2014, subject to the satisfaction of customary closing conditions.

        The Underwriters will receive an underwriting fee from the Company equal to 5.5% of the gross proceeds of the Offering.

        The Company is offering the Common Stock pursuant to a prospectus dated April 16, 2012 and a prospectus supplement dated May 1, 2014, pursuant to the Company's shelf registration statement on Form S-3 (Registration No. 333-179334) declared effective by the Securities and Exchange Commission on April 16, 2012.

        The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

        The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

        The legal opinion of Waller Lansden Dortch & Davis, LLP relating to the Common Stock being offered is filed as Exhibit 5 to this Current Report on Form 8-K.

        The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02    Results of Operations and Financial Condition.

        Capstone Turbine Corporation (the "Company") is currently in the process of finalizing its financial results for the year ended March 31, 2014. Set forth below are certain preliminary estimates for the year ended March 31, 2014, based on the most current information available to management, as of the date of this report. The Company's actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the year ended March 31, 2014 are finalized.

        Management expects the Company's revenue for the year ended March 31, 2014 to be approximately $133.1 million. This estimate reflects an increase of approximately $5.5 million, or 4%, over the revenue recorded for the previous year ended March 31, 2013 of $127.6 million.

        Additionally, management expects the Company's cash and cash equivalents to decrease to approximately $27.9 million as of March 31, 2014 compared to $38.8 million as of March 31, 2013. The net decrease in cash and cash equivalents primarily reflects the usage of cash for operating activities and the timing of cash receipts on the increased revenue.

        Management expects the Company's backlog to improve by approximately $22.7 million, or 15%, to $171.6 million as of March 31, 2014 compared to $148.9 million as of March 31, 2013.

        The financial information set forth above is estimated and is subject to change. The Company is currently finalizing its financial statements for the year ended March 31, 2014. Complete results for the year ended March 31, 2014 will be announced in June 2014. The preliminary unaudited financial data for the year ended March 31, 2014 included in this report have been prepared by, and are the responsibility of, the Company's management and have not been reviewed or audited or subject to any other procedures by the Company's independent registered public accounting firm. Accordingly, the Company's independent registered public accounting firm is not expressing an opinion or any other form of assurance with respect to the preliminary unaudited financial data.

        As of March 31, 2014, the outstanding balance on the Company's $15.0 million line of credit with Wells Fargo Bank, National Association ("Wells Fargo") was $13.2 million. Effective April 25, 2014, the Company received from Wells Fargo a waiver of its noncompliance with the financial covenant in the credit facility agreements regarding its annual net income. If the Company had not received the waiver or if the Company fails to comply with the financial covenants contained in the credit facility agreements in the future, the Company would not be able to draw additional funds under the line of credit. Based on management's current forecasts and following the waiver of noncompliance described above, management believes that the Company will maintain compliance with the covenants contained in the credit facility agreements for the remainder of the term of the credit facility agreements. If an additional subsequent covenant violation were to occur, management would attempt to negotiate a waiver of compliance from Wells Fargo, but there can be no assurances that the Company would be successful in receiving such waiver.

Item 8.01    Other Events

        On May 1, 2014, the Company issued a press release announcing an underwritten public offering of shares of its common stock. Cowen and Company, LLC and FBR & Co. are acting as the book-running managers. Craig-Hallum Capital Group LLC is acting as co-manager. The net proceeds from this offering will be used to fund working capital requirements and for other general corporate purposes. The Company's press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

        (d)   Exhibits.

Exhibit	Description
1	Underwriting Agreement dated May 1, 2014 by and between the Company and Cowen and Company, LLC, as representative of the several underwriters.

5	Opinion of Waller Lansden Dortch & Davis, LLP.

23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5).

99.1	Press Release, dated May 1, 2014.

99.2	Prospectus Supplement, dated May 1, 2014.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: May 1, 2014	By:	/s/ EDWARD I. REICH Edward I. Reich Executive Vice President and Chief Financial Officer

 Exhibit Index

Exhibit	Description
1	Underwriting Agreement dated May 1, 2014 by and between the Company and Cowen and Company, LLC, as representative of the several underwriters.
5	Opinion of Waller Lansden Dortch & Davis, LLP.
23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5).
99.1	Press Release, dated May 1, 2014.
99.2	Prospectus Supplement, dated May 1, 2014.

QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement
  Item 2.02 Results of Operations and Financial Condition.
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index